Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Charles A. Carroll, President and Chief Executive Officer of Goodman Global, Inc. (the “Registrant”) and Lawrence M. Blackburn, Executive Vice President and Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.	the Registrant’s Amended Quarterly Report on Form 10-Q/A for the period ended September 30, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

By:	/s/ Charles A. Carroll
Charles A. Carroll
President and Chief Executive Officer

By:	/s/ Lawrence M. Blackburn
Lawrence M. Blackburn
Executive Vice President and Chief Financial Officer

Date: April 5, 2007